UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 22, 2019

Date of Report: (Date of earliest event reported)

 Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-14602 (Commission File Number)	91-1206026 (IRS Employer Identification Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	CYAN	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 22, 2019, the Company held its 2019 Annual Meeting of the Stockholders (the “Annual Meeting”). The Stockholders re-elected the Board of Directors and approved the proposals listed below. The final results for the votes regarding each item or proposal are set forth below. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on July 10, 2019.

1.     To elect six directors among the nominees named in the proxy statement.

Name	Votes For	Votes Withheld	Broker Non-Votes
Gerald R. Cysewski	2,824,685	1,094,308	1,616,159
Michael A. Davis	2,782,232	1,136,761	1,616,159
Nancy E. Katz	2,806,514	1,112,479	1,616,159
Walter B. Menzel	2,806,206	1,112,787	1,616,159
David M. Mulder	2,806,614	1,112,379	1,616,159
David L. Vied	2,812,219	1,106,774	1,616,159

2.     To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,779,913	1,106,576	32,504	1,616,159

3.     To approve, on an advisory basis, a three-year vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Abstentions	Broker Non-Votes	Uncast
998,867	26,907	2,470,890	422,229	1,616,159	100

4.     To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2020.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,260,502	1,255,165	19,485	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION

Dated: August 26, 2019	/s/ Brian B. Orlopp
	By:	Brian B. Orlopp
Vice President – Finance & Administration and Chief Financial Officer (Principal Financial and Accounting Officer)